Exhibit 5.1

[Skadden, Arps, Slate, Meagher & Flom LLP Letterhead]

November 30, 2016

Kinsale Capital Group, Inc.

2221 Edward Holland Drive, Suite 600

Richmond, VA 23230

Re:	Kinsale Capital Group, Inc.
Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special counsel to Kinsale Capital Group, Inc., a Delaware corporation (the “Company”), in connection with the public offering by the Selling Stockholders (as defined below) of shares of the Company's common stock, par value $0.01 per share ("Common Stock"), pursuant to the Registration Statement (as defined below). This opinion relates to up to 644,000 additional shares of Common Stock (the "Shares"), that may be sold by the Selling Stockholders in such public offering pursuant to the registration statement to which this opinion pertains to be filed by the Company on the date hereof (the "462(b) Registration Statement").

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinion stated herein, we have examined and relied upon the following:

(a)      the registration statement on Form S-1 (File No. 333-214625) of the Company filed on November 15, 2016 with the Securities and Exchange Commission (the “Commission”) under the Securities Act and Pre-Effective Amendment No. 1 thereto, including the information deemed to be a part of the registration statement pursuant to Rule 430A of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”) (such registration statement being hereinafter referred to as the “Registration Statement”);

(b)      the 462(b) Registration Statement;

(c)      the form of the underwriting agreement (the “Underwriting Agreement”) proposed to be entered into among J.P. Morgan Securities LLC and William Blair & Company, L.L.C., as representatives of the several underwriters named therein (the “Underwriters”), the Company and the selling stockholders named therein (the “Selling Stockholders”), filed as Exhibit 1.1 to the Registration Statement;

Kinsale Capital Group, Inc.

November 30, 2016

(d)      an executed copy of a certificate of Amanda Viol, Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);

(e)      a copy of the Company’s Certificate of Incorporation certified by the Secretary of State of the State of Delaware as of the date hereof and certified pursuant to the Secretary’s Certificate;

(f)      a copy of the Company’s bylaws, as amended and in effect as of the date hereof and certified pursuant to the Secretary’s Certificate; and

(g)      a copy of certain resolutions of the Board of Directors of the Company relating to the issuance of the Shares certified pursuant to the Secretary’s Certificate.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Selling Stockholders and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and the Selling Stockholders and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below, including the facts and conclusions set forth in the Secretary’s Certificate and the factual representations and warranties contained in the Underwriting Agreement.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and the Selling Stockholders and others and of public officials, including the factual representations and warranties set forth in the Underwriting Agreement.

We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”).

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Shares have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and have been validly issued and are fully paid and nonassessable.

Kinsale Capital Group, Inc.

November 30, 2016

We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the 462(b) Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

DY